SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2010

BLUEGREEN CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

0-19292	03-0300793
(Commission File Number)	(IRS Employer Identification No,)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 912-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders of Bluegreen Corporation (the “Company”) was held on December 15, 2010.  The results of the proposals submitted to a vote of the Company’s shareholders at the meeting are set forth below.

1.	Election of Directors

The Company’s shareholders elected Alan B. Levan, Lawrence A. Cirillo and Mark A. Nerenhausen to serve as directors of the Company, in each case for a term expiring at the Company’s 2011 Annual Meeting of Shareholders, by the following votes:

Director	Votes For	Votes Withheld	Broker Non-Votes
Alan B. Levan	25,261,428	1,496,822	4,037,481
Lawrence A. Cirillo	25,349,596	1,408,654	4,037,481
Mark A. Nerenhausen	25,379,923	1,378,327	4,037,481

2.	Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s shareholders approved the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2010 by the following vote:

Votes For	Votes Against	Abstentions
30,252,614	496,364	46,753

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 20, 2010

By:	/s/ Anthony M. Puleo
Anthony M. Puleo
Senior Vice President, Chief Financial Officer and
Treasurer